UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|
Check the appropriate box:
         |_|      Preliminary Proxy Statement
         |_|      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         |X|      Definitive Proxy Statement
         |_|      Definitive Additional Materials
         |_|      Soliciting Material Under Rule l4a-l2

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                (Name of Registrant As Specified In Its Charter)

                                       N/A
--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy statement, if Other Than the Registrant

Payment of Filing Fee (Check the appropriate box):

|X| No fee required.
|_| Fee computed on table below per Exchange Act Rules  l4a-6(i)(4) and 0-11
(1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
(2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth in the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
(4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
(5) Total fee paid:

--------------------------------------------------------------------------------

|_| Fee paid previously with preliminary materials.
|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------
(2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
(3) Filing Party:

--------------------------------------------------------------------------------
(4) Date Filed:

--------------------------------------------------------------------------------

                      ACCESS INTEGRATED TECHNOLOGIES, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON SEPTEMBER 15, 2005

Dear Fellow Stockholders:

                  We  invite   you  to  attend  the  2005   Annual   Meeting  of
Stockholders of Access Integrated Technologies, Inc., a Delaware corporation (the "Company"), which will be held on September 15, 2005, at 2:00 p.m., eastern time, at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. At the meeting, you will be asked to vote on the following proposals (as more fully described in the Proxy Statement accompanying this Notice):

         1. Proposal One - To elect eight (8) members of the Company's Board of Directors to serve until the 2006 Annual Meeting of Stockholders (or until successors are elected or directors resign or are removed).

         2. Proposal Two - To amend the Company's First Amended and Restated 2000 Stock Option Plan to increase the total number of shares of the Company's Class A Common Stock available from the grant of options thereunder from 850,000 to 1,100,000 shares.

         3. Proposal Three - To approve the issuance of 453,175 shares of the Company's Class A Common Stock in connection with the private placement of Convertible Debentures convertible into such Common Stock.

         4. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

                  Only stockholders of record at the close of business on July 28, 2005 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.

                                          BY ORDER OF THE BOARD OF DIRECTORS


                                          A.  Dale Mayo
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

Morristown, New Jersey
Date:  July 29, 2005

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                          55 MADISON AVENUE, SUITE 300
                          MORRISTOWN, NEW JERSEY 07960
                        ---------------------------------

                                 PROXY STATEMENT
                        ---------------------------------

                       2005 ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 2005

              INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

GENERAL

This Proxy Statement is being furnished to the stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board"). The proxies are for use at the Annual Meeting of Stockholders of the Company to be held on Thursday, September 15, 2005, at 2:00 p.m. eastern time, or at any adjournment thereof (the "Annual Meeting"). The Annual Meeting will be held at the American Stock Exchange, 86 Trinity Place, New York, New York 10006. The Company's telephone number is (973) 290-0080.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked). You may revoke your proxy at any time before the proxy is exercised by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a later date. You may also revoke your proxy by attending the Annual Meeting and voting in person.

The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

     o    FOR the election of the director  nominees named herein  (Proposal No.
          1), unless you specifically withhold authority to vote for one or more of the director nominees.

     o FOR amending the Company's First Amended and Restated 2000 Stock Option Plan to increase the number of shares of Class A Common Stock available from the grant of options thereunder from 850,000 shares to 1,100,000 shares (Proposal No. 2), unless you designate otherwise.

     o FOR approving the issuance of 453,175 shares of the Company's Class A Common Stock in connection with the private placement of Convertible Debentures convertible into such Common Stock (Proposal No. 3), unless you designate otherwise.

The Company knows of no other matters to be submitted to the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board may recommend.

These proxy solicitation materials are first being mailed to the stockholders on or about July 29, 2005.

RECORD DATE AND VOTING SECURITIES

Stockholders of record at the close of business on July 28, 2005 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, (a) 11,465,066 shares of the Company's Class A Common Stock, $.001 par value ("Class A Common Stock"), were issued and outstanding and (b) 925,811 shares of the Company's Class B Common Stock, $.001 par value ("Class B Common Stock," and together with the Class A Common Stock, the "Common Stock"), were issued and outstanding.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

VOTING AND SOLICITATION

Each holder of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held as of the Record Date. Each holder of Class B Common Stock is entitled to ten votes for each share of Class B Common Stock held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

Some banks, brokers and other record holders have begun the practice of "householding" proxy statements and annual reports. "Householding" is the term used to describe the practice of delivering a single set of proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure would reduce the volume of duplicate information stockholders receive and would also reduce a company's printing and mailing costs. The Company will promptly deliver an additional copy of either document to any stockholder who writes or calls the Company at the following address or phone number: Investor Relations, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey, 07960, (973) 290-0080.

This proxy solicitation is being made by the Board and the cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone, e-mail or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

A majority of the aggregate combined voting power of the outstanding shares of Class A Common Stock and Class B Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the aggregate voting power of the shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted "FOR," "AGAINST" or "ABSTAIN" are treated as being present at the Annual Meeting for purposes of establishing a quorum. Shares that are voted "FOR," "AGAINST" or "ABSTAIN" with respect to a matter will also be treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter. Abstentions will be counted for purposes of quorum and will have the same effect as a vote "AGAINST" a proposal.

Broker non-votes (i.e., votes from shares of Common Stock held of record by brokers or other custodians as to which the beneficial owners have given no voting instructions) will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of Votes Cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, broker non-votes will not affect the outcome of the voting on a proposal.

APPRAISAL RIGHTS

Under Delaware General Corporation Law (the "DGCL") and the Company's Certificate of Incorporation, stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the Proposals to be acted upon at the Annual Meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED AT THE 2006 ANNUAL MEETING

The Company currently intends to hold its 2006 Annual Meeting of Stockholders on or about September 14, 2006. In order for any stockholder proposal submitted pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in the Company's Proxy Statement to be issued in connection with the 2005 Annual Meeting of Stockholders, such proposal must be received by the Company no later than March 1, 2006. Any notice of a proposal submitted outside the processes of Rule 14a-8 promulgated under the Exchange Act, which a stockholder intends to bring forth at the Company's 2005 Annual Meeting of Stockholders, will be untimely for purposes of Rule 14a-4 of the Act and the By-laws of the Company if received by the Company after March 1, 2006. All stockholder proposals must be made in writing addressed to Secretary, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

ELECTION OF DIRECTORS (PROPOSAL ONE)

The Board currently consists of eight (8) directors. All eight of the current members of the Board have been nominated for re-election. Each nominee has consented to being named as a nominee for election as a director and has agreed to serve if elected. Each nominee for election at the Annual Meeting shall, if elected, serve on the Board until his successor is elected at the next annual meeting of stockholders or until his earlier resignation or removal.

The directors shall be elected by a plurality of the outstanding votes cast at the Annual Meeting. A "plurality" means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be elected at the Annual Meeting. If any nominee is not available for election at the time of the Annual Meeting (which is not anticipated), the proxy holders named in the proxy, unless specifically instructed otherwise in the proxy, will vote for the election of such other person as the existing Board may recommend, unless the Board decides to reduce the number of directors of the Company.

The following biographical information about the nominees to the Company's Board is set forth as of July 15, 2005.

A. DALE MAYO (AGE 63): DIRECTOR SINCE MARCH 2000; CURRENTLY PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS

Mr. Mayo is a co-founder of the Company and has been Chairman, President and Chief Executive Officer since the Company's inception in March 2000. From January to March 2000, Mr. Mayo explored various business opportunities, including data center operations and digital cinemas. From December 1998 to January 2000, he had been the President and Chief Executive Officer of Cablevision Cinemas, LLC. In December 1994, Mr. Mayo co-founded Clearview Cinema Group, Inc., which was sold to Cablevision Cinemas in 1998. Mr. Mayo was also the founder, chairman and chief executive officer of Clearview Leasing Corporation, a lessor of computer peripherals and telecommunications equipment founded in 1976. Mr. Mayo began his career as a computer salesman with IBM in 1965.

KEVIN J. FARRELL (AGE 44): DIRECTOR SINCE MARCH 2000; CURRENTLY SENIOR VICE PRESIDENT - DATA CENTER OPERATIONS AND A DIRECTOR

Mr. Farrell is a co-founder of the Company and has been Senior Vice President -- Data Center Operations and a director since the Company's inception. From December 1998 to March 2000, he had served as Director of Operations of Gateway Colocation, LLC, of which he was also a co-founder, where he was responsible for the completion of 80,000 square feet of carrier neutral colocation space and supervised infrastructure build-out, tenant installations and daily operations. Prior to joining Gateway, Mr. Farrell had served, from 1993 to 1998, as Building Superintendent and Director of Facility Maintenance at the Newport Financial Center in Jersey City, NJ. He is a former officer of the International Union of Operating Engineers.

BRETT E. MARKS (AGE 43): DIRECTOR SINCE MARCH 2000; CURRENTLY SENIOR VICE PRESIDENT - BUSINESS DEVELOPMENT AND A DIRECTOR

Mr. Marks is a co-founder of the Company and has been Senior Vice President -- Business Development and a director since the Company's inception. From December 1998 to March 2000, Mr. Marks had been Vice President of Real Estate and Development of Cablevision Cinemas, LLC. From June 1998 until December 1998, he was Vice President of First New York Realty Co., Inc. In December 1994, Mr.
Marks co-founded, with Mr. Mayo, Clearview Cinema Group, Inc. and was instrumental in the site selection process that helped to increase its number of theater locations.

ROBERT DAVIDOFF (AGE 78): DIRECTOR SINCE JULY 2000

Mr. Davidoff has been a director of the Company since July 2000 and has been the Chairman of the Company's Compensation Committee since November 2000. Mr. Davidoff currently serves on the Company's Audit Committee and Nominating Committee. Since 1990, Mr. Davidoff has been a Managing Director of Carl Marks & Co., Inc. and, since 1989, the General Partner of CMNY Capital II, L.P., a venture capital affiliate of Carl Marks & Co. Since 1998, Mr. Davidoff has served as a director of Sterling/Carl Marks Capital, Inc. He is also the Chairman and Chief Investment Officer of CM Capital Corporation, the firm's leveraged buyout affiliate. Mr. Davidoff is a director of Hubco Exploration,

Inc., Rex Stores Corporation and Marisa Christina, Inc. Mr. Davidoff serves on the compensation committee of Hubco Exploration, Inc. and the audit and compensation committees of each of Rex Stores Corporation and Marisa Christina, Inc. Mr. Davidoff served as a director of Clearview Cinema Group, Inc. from December 1994 to December 1998.

GARY S. LOFFREDO (AGE 40): DIRECTOR SINCE SEPTEMBER 2000; CURRENTLY SENIOR VICE PRESIDENT - BUSINESS AFFAIRS, GENERAL COUNSEL, SECRETARY AND A DIRECTOR

Mr. Loffredo has been the Company's Senior Vice President -- Business Affairs, General Counsel and Secretary, and a director since September 2000. From March 1999 to August 2000, he had been Vice President, General Counsel and Secretary of Cablevision Cinemas, LLC. At Cablevision Cinemas, Mr. Loffredo was responsible for all aspects of the legal function, including negotiating and drafting commercial agreements, with emphases on real estate, construction and lease contracts. He was also significantly involved in the business evaluation of Cablevision Cinemas' transactional work, including site selection and analysis, negotiation and new theater construction oversight. Mr. Loffredo was an attorney at the law firm of Kelley Drye & Warren LLP from September 1992 to February 1999.

WAYNE L. CLEVENGER (AGE 61): DIRECTOR SINCE OCTOBER 2001

Mr. Clevenger has been a director of the Company since October 2001. Mr. Clevenger served on the Company's Compensation Committee from February 2002 to April 2004 and has been reappointed to serve on the Compensation Committee in June 2005. Mr. Clevenger also has served on the Company's Nominating Committee since June 2005 and on the Company's Audit Committee since April 2004. He has more than 20 years of private equity investment experience. He has been a Managing Director of MidMark Equity Partners II, L.P. ("MidMark") and its predecessor company since 1989. Mr. Clevenger was President of Lexington Investment Company from 1985 to 1989, and, previously, had been employed by DLJ Capital Corporation (Donaldson, Lufkin & Jenrette) and INCO Securities Corporation, the venture capital arm of INCO Limited. Mr. Clevenger served as a director of Clearview Cinema Group, Inc. from May 1996 to December 1998.

MATTHEW W. FINLAY (AGE 37): DIRECTOR SINCE OCTOBER 2001

Mr. Finlay has been a director of the Company since October 2001 and has been the Chairman of the Company's Audit Committee since February 2002. He is a director of MidMark, which he joined in 1997. Previously, he had been a Vice President with the New York merchant banking firm Juno Partners and its investment banking affiliate, Mille Capital, from 1995 to 1997. Mr. Finlay began his career in 1990 as an analyst with the investment banking firm Southport Partners.

GERALD C. CROTTY (AGE 53): DIRECTOR SINCE AUGUST 2002

Mr. Crotty has been a director of the Company since August 2002, has served on the Company's Audit Committee from July 2003 to April 2004, and has served on the Company's Compensation Committee since April 2004. Mr. Crotty co-founded and, since June 2001, has directed, Weichert Enterprise LLC, a private and public equity market investment firm. Weichert Enterprise oversees the holdings of Excelsior Ventures Management, a private equity and venture capital firm that Mr. Crotty co-founded in 1999. From 1991 to 1998, he held various executive positions with ITT Corporation, including President and Chief Operating Officer of ITT Consumer Financial Corp. and Chairman, President and Chief Executive Officer of ITT Information Services, Inc. Mr. Crotty also serves as a director of AXA Premier Funds Trust.

BOARD OF DIRECTORS

The Board intends to meet at least quarterly and the independent directors serving on the Board intend to meet in executive session (i.e., without the presence of any non-independent directors and management) at least once a year. During the fiscal year ended March 31, 2005 (the "Last Fiscal Year"), the Board held four meetings and the Board members acted six times by unanimous written consent in lieu of holding a meeting. Each current member of the Board who was then serving attended at least seventy-five percent of the total number of meetings of the Board and of the committees of the Board on which he served in the Last Fiscal Year. Messrs. Davidoff, Crotty, Clevenger and Finlay are considered "independent" under the rules of the AMEX.

No director has resigned or declined to stand for reelection to the Board for any reason since March 31, 2004. The Board currently does not provide a process for securityholders to send communications to the Board. In the opinion of the Board, it is appropriate for the Company not to have such a process in place because the Board believes there is currently not a need for a formal policy due to, among other things, the limited number of stockholders of the Company. While the Board will review the need for a formal policy, at the present time, stockholders who wish to contact the Board may do so by submitting any communications to the Company's Secretary, at Secretary, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960, with an instruction to forward the communication to a particular director or the Board as a whole. The Company's Secretary will receive the correspondence and forward it to any individual director or directors to whom the communication is directed.

The Company does not currently have a policy in place regarding attendance by Board members at the Company's annual meetings. However, each of the directors attended the 2004 Annual Meeting of Stockholders and currently intends to attend the Annual Meeting.

The Board has three standing committees, consisting of an audit committee, a compensation committee and a nominating committee.

AUDIT COMMITTEE

The Audit Committee consists of Messrs. Davidoff, Clevenger and Finlay. Mr. Finlay is the Chairman of the Audit Committee. The Audit Committee held five meetings in the Last Fiscal Year. The Audit Committee has met with the Company's management and its independent registered public accounting firm to review and help ensure the adequacy of its internal controls and to review the results and scope of the auditors' engagement and other financial reporting and control matters. Both Messrs. Davidoff and Clevenger are financially literate, and Mr. Davidoff is financially sophisticated, as those terms are defined under the rules of the AMEX. Mr. Davidoff is also a financial expert, as such term is defined under the Sarbanes-Oxley Act of 2002. Messrs. Davidoff, Clevenger and Finlay are considered "independent" under the rules of the AMEX.

The Audit Committee has adopted a formal written charter which was attached as APPENDIX A to the Company's proxy statement for the 2004 Annual Meeting of Stockholders. The Audit Committee is responsible for ensuring that the Company has adequate internal controls and is required to meet with the Company's auditors to review these internal controls and to discuss other financial reporting matters. The Audit Committee is also responsible for the appointment, compensation and oversight of the auditors. Additionally, the Audit Committee is responsible for the review and oversight of all related party transactions and other potential conflict of interest situations between the Company and its officers, directors, employees and principal stockholders.

COMPENSATION COMMITTEE

The Compensation Committee consists of Messrs. Davidoff, Clevenger and Crotty. Mr. Davidoff is the Chairman of the Compensation Committee. The Compensation Committee met one time during the Last Fiscal Year. The Compensation Committee, based on recommendation by the Company's Chief Executive Officer, approves the compensation package of the Company's Chief Executive Officer and the levels of compensation and benefits payable to the Company's other executive officers, reviews general policy matters relating to employee compensation and benefits and recommends to the entire Board, for its approval, stock option grants and discretionary bonuses to its officers, employees, directors and consultants. Messrs. Davidoff, Clevenger and Crotty are considered "independent" under the rules of the AMEX. For the fiscal year ended March 31, 2005, the Company was a controlled company (as defined by the AMEX to be a company in which over 50% of the voting power is held by an individual, a group or another company). For fiscal years beginning with March 31, 2006, the Company will no longer be a controlled company.

NOMINATING COMMITTEE

The Nominating Committee consists of Messrs. Clevenger and Davidoff. Mr. Clevenger is the Chairman of the Nominating Committee. The Nominating Committee held one meeting during the Last Fiscal Year. The Nominating Committee evaluates and approves nominations for annual election to, and to fill any vacancies in, the Board. Messrs. Clevenger and Davidoff are considered "independent" under the rules of the AMEX.

The Nominating Committee adopted a formal written charter which was attached as APPENDIX B to the Company's proxy statement for the 2004 Annual Meeting of Stockholders. The charter sets forth the duties and responsibilities of the Nominating Committee and the general skills and characteristics that the Nominating Committee employs to determine the individuals to nominate for election to the Board. The charter is not currently available on the Company's website.

The Nominating Committee currently does not have a policy regarding the consideration of director candidates recommended by stockholders. The Board believes that it is appropriate for the Company to not have such a policy because the Nominating Committee has not previously received any director candidate recommendations from a non-director stockholder. However, the Nominating Committee will consider any such candidates recommended by stockholders. Nevertheless, the Board may choose not to consider an unsolicited recommendation if no vacancy exists on the Board and/or the Board does not perceive a need to increase the size of the Board. Stockholders should submit any recommendations of director candidates for the Company's 2006 Annual Meeting of Stockholders to Secretary, Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960 by March 31, 2006.

There are no specific minimum qualifications that the Nominating Committee believes must be met by a Nominating Committee -recommended director nominee. However, the Nominating Committee believes that director candidates should, among other things, possess high degrees of integrity and honesty; have literacy in financial and business matters; have no material affiliations with direct competitors, suppliers or vendors and preferably have experience in the Company's business and other relevant business fields (e.g., finance, accounting, law, banking).

Members of the Nominating Committee will meet prior to each of the Company's annual meetings of stockholders to identify and evaluate the skills and characteristics of each director candidate for nomination for election as a director of the Company. The Nominating Committee reviews the candidates in accordance with the skills and qualifications set forth in the Company's Nominating Committee Charter and the rules of the AMEX. There are no differences in the manner in which the Nominating Committee evaluates director nominees based on whether or not the nominee is recommended by a stockholder.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

The Company's executive officers are A. Dale Mayo, Chairman of the Board, Chief Executive Officer and President, Jeff Butkovsky, Senior Vice President - Chief Technology Officer, Kevin J. Farrell, Senior Vice President - Data Center Operations and a member of the Board, Gary S. Loffredo, Senior Vice President - Business Affairs, General Counsel, Secretary and a member of the Board, Brett E. Marks, Senior Vice President - Business Development and a member of the Board, Brian D. Pflug, Senior Vice President - Accounting and Finance and David Gajda, Senior Vice President - International. Biographical information for Messrs. Mayo, Farrell, Loffredo and Marks is included above.

JEFF BUTKOVSKY, age 45, has been the Company's Senior Vice President - Chief Technology Officer since May 2004 and was the Company's Senior Vice President -- Managed Services from October 2000 to May 2004. Previously, Mr. Butkovsky had served as Eastern Regional Director for LogicStream, Inc., a managed service provider and colocation company from March 2000 to October 2000. He served as a sales executive with Auspex Systems, Inc., a network attached storage company, from June 1999 to March 2000. Mr. Butkovsky was employed by Micron Electronics Incorporated from May 1996 to June 1999, where he was the Northeast Regional Director.

BRIAN D. PFLUG, age 38, has been the Company's Senior Vice President -- Accounting and Finance since January 2003. From September 2000 to December 2002, he had been the Company's Vice President -- Controller. From July 1998 to September 2000, Mr. Pflug was the Controller of Cablevision Cinemas, where he was responsible for all accounting functions, including financial reporting, payroll and accounts payable. Prior to that, Mr. Pflug was employed for four years at GPU, Inc. (which later merged with FirstEnergy Corp.), a large energy provider, in the areas of SEC reporting and accounting research. Mr. Pflug began his career as an auditor at Coopers & Lybrand and is a Certified Public Accountant.

DAVID GAJDA, age 49, is a co-founder of Hollywood SW (as defined below) and had been its Chief Executive Officer since its inception in 1997. Following the completion of the Company's acquisition of Hollywood SW, Mr. Gajda resigned as its Chief Executive Officer and became the President and Chief Operating Officer of Hollywood SW. In April 2005, Mr. Gajda was promoted to Senior Vice President of International Marketing of the Company. Prior to co-founding Hollywood SW, Mr. Gajda owned and managed a strategic consulting company, DWG, from 1990 to 1997. At DWG, he helped many entertainment companies develop their three- to five-year strategic systems plans.

The following table sets forth certain information concerning compensation received by the Company's Chief Executive Officer at March 31, 2005, and its five other most highly compensated executive officers at March 31, 2005, for services rendered in all capacities during the Last Fiscal Year (the "Named Executives").


                                                        Summary compensation table

                                                Annual Compensation                         Long-Term Compensation
                             -----------------------------------------------------------    ----------------------


                                                                                                          Securities
                                                                                          Restricted      Underlying      All Other
         Name and              Fiscal                                   Other Annual        Stock           Options     Compensation
   PRINCIPAL POSITION(S)       YEAR       SALARY($)        BONUS($)    COMPENSATION (1)   AWARDS($)(2)       (#)(3)        ($)(4)
   ---------------------       ----       ---------        --------    ----------------   ------------       ------        ------

A. Dale Mayo                   2005       $250,000         $363,000        $14,400           --                 --       $31,168(5)
Chief Executive                2004       $250,000         $252,035        $14,400           --                 --       $27,428(5)
Officer and President          2003       $250,000         $147,973        $14,400           --                 --       $16,453(5)

Gary S. Loffredo               2005       $173,083          $22,500        $10,000           --             40,000        $6,465
Senior Vice President -        2004       $155,000          $35,000        $10,000           --             50,000        $8,146
Business Affairs; General      2003       $150,000           $7,500        $10,000           --             20,000       $22,065(6)
Counsel; and Secretary

Jeff Butkovsky                 2005       $152,500          $20,000         $7,200           --             45,000        $4,839
Senior Vice President -        2004       $130,000          $15,000         $7,200           --             30,000        $3,744
Chief Technology Officer       2003       $125,000          $10,000         $5,400           --             20,000       $15,673(7)

Brian Pflug                    2005       $123,708          $20,000         $7,200           --             40,000        $6,510
Senior Vice President -        2004       $105,000          $35,000         $7,200           --             50,000        $6,573
Accounting and Finance         2003       $100,000           $7,500      $      --           --             10,000       $21,502(6)

Kevin J. Farrell               2005       $113,437          $12,000         $7,200           --                 --        $5,424
Senior Vice President -        2004       $103,125          $15,000         $7,200           --                 --        $5,696
Data Center Operations         2003       $100,000          $10,000         $7,200           --                 --        $5,502

David Gajda                    2005       $175,000          $15,000      $      --           --                 --        $1,094
Senior Vice President          2004        $72,917      $        --      $      --           --                 --     $      --
International(8)               2003      $      --      $        --      $      --           --                 --     $      --


     (1) Reflects car  allowances  paid by the Company.
     (2) The Company has not made any restricted stock awards.
     (3) Reflects stock options granted under the Company's First Amended and Restated 2000 Stock Option Plan to Messrs. Loffredo, Butkovsky and Pflug. In addition Messrs. Mayo, Loffredo, Butkovsky and Pflug each hold 200,000 AccessDM stock options under AccessDM's stock option plan.
     (4) Includes the Company's matching contributions under its 401(k) plan and the premiums for group term life insurance paid by the Company. Under its 401(k) plan, the Company automatically matches 50% of employee contributions up to the lesser of 6% of the employee's pay (on a per-payroll period basis) or the statutory annual limit set by the Internal Revenue Service.
     (5) Includes premiums for two ten-year term life insurance policies, each in the benefit amounts of $5 million, under which the Company is the beneficiary. Under one of the policies, the proceeds of the policy are to be used to repurchase, after reimbursement of all premiums paid by the Company, shares of the Company's capital stock held by Mr. Mayo's estate.
     (6) Includes $16,000 of shares of Class A Common Stock issued by the Company to Messrs. Loffredo and Pflug in December 2002, which shares were valued by an independent appraiser and are not subject to any contractual restrictions.
     (7) Includes $12,000 of shares of Class A Common Stock issued by the Company to Mr. Butkovsky in December 2002, which shares were valued by an independent appraiser and are not subject to any contractual restrictions.

     (8) Mr. Gajda was promoted to Senior Vice President- International on April 1, 2005. Mr. Gajda was formerly President and Chief Operating Officer for Hollywood Software, Inc. from the acquisition date of November 4, 2003 through March 31, 2005.

OPTIONS GRANTED DURING THE LAST FISCAL YEAR

The following table sets forth information concerning stock options granted to the Named Executives during the Last Fiscal Year.

                                                             Individual Grants
                               -------------------------------------------------------------------------------
                               Shares of Class A Common    % of Total Options   Granted to
                               Stock Underlying Options      Employees in        Exercise         Expiration
NAME                                  GRANTED(#)              FISCAL YEAR         PRICE($)           DATE
----                           -------------------------- -------------------- -------------- ----------------
A. Dale Mayo                               --                      --                 --             --
Gary S. Loffredo                        40,000                   17%                $3.60        1/13/2015
Jeff Butkovsky                          45,000                   19%                $3.60        1/13/2015
Brian Pflug                             40,000                   17%                $3.60        1/13/2015
Kevin J. Farrell                           --                      --                --             --
David Gajda                                --                      --                --             --


AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth information regarding the number of stock options exercised by the Named Executives during the Last Fiscal Year and, as of March 31, 2005, the number of securities underlying unexercised stock options and the value of the in-the-money options held by the Named Executives. The Company has not granted any stock appreciation rights.

                                                                        Number of Securities               Value of Unexercised
                                                                       Underlying Unexercised              In-the-Money Options
                                                                        OPTIONS AT FY-END (#)                AT FY-END ($)(1)
                                                                        ---------------------                ----------------
                              Shares of Class A
                                Common Stock
                                Acquired ON           Value
           NAME                  EXERCISE(#)       REALIZED($)     EXERCISABLE     UNEXERCISABLE      EXERCISABLE     UNEXERCISABLE
           ----                  -----------       -----------     -----------     -------------      -----------     -------------
A. Dale Mayo(2)                      --                   --              --             --                  --              --
Gary S. Loffredo (2)                 --                   --         120,000         80,000            $115,333        $203,867
Jeff Butkovsky (2)                   --                   --          58,333         71,667             $60,400        $183,400
Brian Pflug (2)                      --                   --          68,519         76,667             $71,333        $190,067
Kevin J. Farrell                     --                   --              --             --                  --              --
David Gajda                          --                   --              --             --                  --              --


(1) Based on the trading price of shares of the Company's Class A Common Stock on March 31, 2005.
(2) In addition to the above, Messrs. Mayo, Loffredo, Butkovsky and Pflug each hold 200,000 AccessDM stock options under the AccessDM stock option plan. There is no public market for AccessDM's common stock.

EMPLOYEE BENEFIT PLANS

Since 2002, the Company belonged to a Professional Employer Organization ("PEO"). Through the PEO, the Company purchased all of its benefits and payroll services, along with other PEO member companies. For tax filing and for benefits purposes, the employees of the Company were considered to be employees of the PEO. However, Hollywood Software, Inc. ("Hollywood SW"), one of the Company's subsidiaries, was not a member of the PEO, and purchased its benefits from other providers.

Through the PEO, the Company had a 401(k) plan that permitted eligible employees to contribute up to 15% of their compensation, not to exceed the statutory limit. The Company automatically matched 50% of all of its employees' contributions. Employee contributions, employer matching contributions and related earnings vest immediately.

Hollywood SW's employees were also covered by a profit sharing plan qualified under section 401 of the Internal Revenue Code of 1986, as amended (the "IRC"). The plan provides for Hollywood SW to make discretionary profit contributions on behalf of eligible employees. Hollywood SW made no contributions in fiscal 2004 or 2005.

Effective January 1, 2005, the Company terminated its PEO arrangement and is currently purchasing employee benefits from other providers. Effective January 1, 2005, Hollywood SW also terminated the Hollywood SW profit sharing plan. The Company also established a new 401(k) plan with a company match of 50% of the first 6% of employee contributions. Employer matching contributions vest over a 5-year period. Total 401(k) plan expenses for the years ended March 31, 2004 and 2005 were $39,000 and $60,000, respectively.

EMPLOYMENT AGREEMENTS BETWEEN THE COMPANY AND NAMED EXECUTIVES

A. DALE MAYO. In July 2000, the Company entered into an employment agreement with A. Dale Mayo, which was amended on December 1, 2000. The amended employment agreement provides for the Company's payment of an annual base salary of $250,000 and annual bonuses equal to 3.5% of its annual gross revenues up to $10 million and 2% of any annual gross revenues in excess of $10 million. In connection with the Company's November 2003 initial public offering (the "IPO"), the Company and Mr. Mayo entered into a second amendment to the employment agreement and agreed that his employment term will be extended through September 30, 2006; however, it will be automatically renewed for successive one-year terms unless written notice is given by either the Company or Mr. Mayo at least six months prior to the end of the term (as may be extended) that such party desires to terminate the agreement. The Company and Mr. Mayo have further agreed his combined annual salary and bonus will be limited to $1.2 million in any fiscal year. Under his employment agreement, Mr. Mayo has agreed to not disclose or use any confidential information of the Company and, for a period of one year after the termination or expiration of his agreement, not to compete with the Company, within certain geographical limitations. The Company may terminate Mr. Mayo's employment if Mr. Mayo is convicted of theft or embezzlement, fraud, unauthorized appropriation of any assets or property or any felony involving dishonesty or moral turpitude. In the event of such termination, the Company will pay only any earned but unpaid salary up to the date of termination. If the Company terminates Mr. Mayo for any other reason, Mr. Mayo will be entitled to receive his salary until the scheduled expiration of the agreement, during which time Mr. Mayo will be obligated to seek other employment.

KEVIN J. FARRELL. In April 2000, the Company entered into an employment agreement with Kevin Farrell. The employment agreement provides for the
Company's payment of an annual base salary of $100,000, which amount was increased to $112,500 on January 1, 2004. A bonus may be granted in the sole discretion of the Company's board of directors. The employment agreement expires on December 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either the Company or Mr. Farrell at least 120 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Farrell's employment will terminate on his death, disability or termination for cause (as defined therein). In addition, Mr. Farrell has entered into a confidentiality, non-solicitation and non-compete agreement with the Company, under which Mr. Farrell has agreed to not disclose or use any confidential information of the Company, to assign all intellectual property made, developed or conceived by Mr.

Farrell in connection with his employment by the Company and to not compete with, or to solicit employees from, the company for a period of one year after his employment agreement is terminated or expires.

DAVID GAJDA. In April 2005, Mr. Gajda was promoted to Senior Vice President of International Marketing of AccessIT. Although his employment agreement with the Company has not yet been amended, in connection with such promotion Mr. Gajda will have an annual base salary of $200,000. Under his employment agreement with Hollywood SW, which is still in effect, Mr. Gajda served as the President and Chief Operating Officer of Hollywood SW. The employment agreement provides for the payment by Hollywood SW of an annual base salary of $175,000 plus a bonus, if and as determined in the sole discretion of Hollywood SW's board of directors based upon any performance targets that may be adopted by that board. The employment agreement expires on October 31, 2005; however, it will be automatically renewed for successive one-year terms unless written notice is given by either Hollywood SW or Mr. Gajda at least 90 days prior to the end of the term (as it may be extended) that such party desires to terminate the agreement. Mr. Gajda's employment will terminate on his death, disability, by Mr. Gajda for good reason (as defined therein) or by Hollywood SW for cause (as defined therein). If Mr. Gajda's employment is terminated by him for good reason or by Hollywood SW without cause, Mr. Gajda is entitled to receive his base salary until the expiration of his employment term. In addition, Mr. Gajda has entered into a confidentiality, non-solicitation and non-compete agreement with Hollywood SW, under which Mr. Gajda has agreed to keep secret and treat confidentially all confidential information of Hollywood SW, to assign to Hollywood SW all intellectual property made, developed or conceived by him in connection with his employment by Hollywood SW and to not compete with the business of Hollywood SW or to solicit employees from our company or Hollywood SW for any period during which he receives severance payments from Hollywood SW.

DIRECTORS' COMPENSATION

The Company's directors do not presently receive any cash compensation for serving as directors or participating on any committee of the Board, but are reimbursed for the out-of-pocket expenses that they incur in attending Board meetings. Non-employee directors are eligible for grants under the Company's First Amended and Restated 2000 Stock Option Plan and, to date, four present directors and one former director have been granted options covering an aggregate of 60,000 shares of Class A Common Stock for services provided by them as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES NAMED ABOVE.

AMENDMENT TO FIRST AMENDED AND RESTATED 2000 STOCK OPTION PLAN (PROPOSAL TWO)

The Board adopted the Company's 2000 Stock Option Plan, on June 1, 2000 and, in July 2000, the Company's stockholders approved this plan by written consent. Under this plan, which was amended and restated in January 2003 pursuant to the First Amended and Restated 2000 Stock Option Plan (as amended, the "Plan") and further amended in September 2003 and October 14, 2004, the Company may grant both incentive and non-statutory stock options to the Company's employees, non-employee directors and consultants. The primary purpose of the Plan is to enable the Company to attract, retain and motivate its employees, non-employee directors and consultants. The current Plan authorizes up to 850,000 shares of the Company's Class A Common Stock for issuance upon the exercise of options granted under the Plan. As of July 15, 2005, stock options covering 850,000 shares of the Company's Class A Common Stock had been granted under the Plan and 85,897 shares of the Company's Class A Common Stock had been granted under the Plan, subject to the stockholders' approval to this proposal two. The total market value of the Class A Common Stock underlying these options was $10.0 million as of July 15, 2005. However, stock options covering 54,600 shares of Class A Common Stock are currently out-of-the-money.

Pursuant to Amendment No. 3 to the Plan in the form attached hereto as APPENDIX A, the Board proposes to amend the Plan to increase the number of shares of Class A Common Stock authorized for issuance upon the exercise of options from 850,000 to 1,100,000. This proposal requires approval by a majority of the outstanding votes cast at the Annual Meeting.

The following table sets forth certain information, as of March 31, 2005, regarding the shares of the Company's Class A Common Stock authorized for issuance under the current Plan.


------------------------------------- ----------------------------- -------------------------- -----------------------
                                      Number of Shares of Class A                               Number of Shares of
                                       Common Stock issuable upon      Weighted average of      Class A Common Stock
                                        exercise of outstanding       exercise price ($) of     remaining available
PLAN                                          OPTIONS (#)            outstanding OPTIONS ($)   for FUTURE ISSUANCE (#)
------------------------------------- ----------------------------- -------------------------- -----------------------
AccessIT First Amended and Restated
2000 Stock Option Plan approved by
stockholders........................           762,897(1)                     $5.50                  87,103(1)
------------------------------------- ----------------------------- -------------------------- -----------------------
AccessIT compensation plans not
approved by stockholders............              N/A                          N/A                      N/A
------------------------------------- ----------------------------- -------------------------- -----------------------
AccessDM compensation plan approved
by stockholders.....................         1,005,000(2)                    $0.21                  995,000(2)
------------------------------------- ----------------------------- -------------------------- -----------------------
AccessDM compensation plans not
approved by stockholders............              N/A                          N/A                      N/A
------------------------------------- ----------------------------- -------------------------- -----------------------


(1) Shares of AccessIT Class A common stock
(2) Shares of AccessDM common stock

Under the Plan, stock options covering no more than 100,000 shares of Class A Common Stock may be granted to any participant in any single calendar year and no participant may be granted incentive stock options with an aggregate fair market value, as of the date on which such options were granted, of more than $100,000 becoming exercisable for the first time in any given calendar year. Options granted under the Plan expire 10 years following the date of grant (or such shorter period of time as may be provided in a stock option agreement or five years in the case of incentive stock options granted to stockholders who own greater than 10% of the total combined voting power of the Company) and are subject to restrictions on transfer. Options granted under the Plan vest generally over three-year periods. The Plan is administered by the Board.

The Plan provides for the granting of incentive stock options with exercise prices of not less than 100% of the fair market value of the Company's Common Stock on the date of grant. Incentive stock options granted to holders of more than 10% of the total combined voting power of the Company must have exercise prices of not less than 110% of the fair market value of the Company's Common Stock on the date of grant. Incentive and non-statutory stock options granted under the Plan are subject to vesting provisions, and exercise is subject to the continuous service of the optionee. The exercise prices and vesting periods (if any) for non-statutory options are set in the discretion of the Board. Upon a change of control of the Company, all options (incentive and non-statutory) that have not previously vested will become immediately and fully exercisable. In connection with the grants of options under the Plan, the Company and the participants have executed stock option agreements setting forth the terms of the grant.

The following is a brief summary of the principal anticipated federal income tax consequences of grants under the Plan to recipients and the Company. This summary is not intended to be exhaustive and does not describe all federal, state or local tax laws.

OPTION GRANTS. Options granted under the Plan may be either incentive stock options which satisfy the requirements of Section 422 of the IRC or non-statutory options which are not intended to meet such requirements. The federal income tax treatments for the two types of options are as follows:

INCENTIVE OPTIONS. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised, provided that the optionee may incur alternative minimum tax liability upon exercise. The optionee will, however, recognize taxable income in the year in which the purchased shares of Class A Common Stock are sold or otherwise made the subject of a taxable disposition.

For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares of Class A Common Stock for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares of Class A Common Stock, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or loss recognized upon the disposition will be recognized as a capital gain or loss by the optionee.

If the optionee makes a disqualifying disposition of the purchased shares of Class A Common Stock, then the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. In no other instance will the Company be allowed a deduction with respect to the optionee's disposition of the purchased shares of Class A Common Stock.

NON-STATUTORY OPTIONS. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares of Class A Common Stock on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE PLAN.

APPROVAL OF ISSUANCE OF 453,175 SHARES OF THE COMPANY'S CLASS A COMMON STOCK IN CONNECTION WITH THE PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES CONVERTIBLE INTO SUCH COMMON STOCK (PROPOSAL THREE)

On February  10,  2005,  the  Company  completed  a private  placement  offering comprised of the issuance of 7% convertible debentures (the "Convertible Debentures") and warrants (the "Convertible Debentures Warrants") to a group of institutional investors for aggregate proceeds of $7.6 million. The Convertible Debentures have a four year term, with one third of the unconverted principal balance repayable in 12 equal monthly installments beginning three years after the closing. The remaining unconverted principal balance is repayable at maturity. The Company may pay the interest in cash or, at its option if certain conditions are met, by issuing shares of its Class A Shares. If the Company is eligible to issue Class A Common Stock to repay interest, the number of shares issuable is based on 93% of the 5-day average closing price preceding the interest due date. The Convertible Debentures are initially convertible into 1,867,322 shares of Class A Common Stock, based upon a conversion price of $4.07 per share subject to adjustments from time to time. Additionally, the Company issued to the investors Convertible Debentures Warrants to purchase up to 560,197 shares of Class A Shares, at an initial exercise price of $4.44 per share, subject to adjustments from time to time. The Convertible Debentures Warrants are exercisable beginning on September 9, 2005 until 5 years thereafter. The Company used the proceeds of the offering, in part, for the acquisition of substantially all of the assets of the Pavilion Theater, an eight-screen movie theatre and cafe located in Brooklyn, New York, which, while continuing to operate as a fully functional multiplex, has become a showplace for the Company to demonstrate its integrated digital cinema solutions to the movie entertainment industry. The remainder of the proceeds of the offering were for working capital and general corporate purposes.

The Company's Class A Common Stock is listed for trading on the American Stock Exchange (the "AMEX") and, therefore, is subject to the rules of the AMEX. Pursuant to the AMEX Listing Standards, Policies and Requirements, including
Section 713 thereof ("AMEX Rule 713"). In particular, AMEX Rule 713 requires listed companies to obtain shareholder approval prior to issuing common stock (or securities convertible into common stock) in a private financing at a price less than the market value of the common stock, where the amount of common stock to be issued (or issuable upon conversion) is or will be greater than 20% of the common stock or voting power of the company outstanding prior to the issuance (the "20% Rule"). This proposal requires approval by a majority of the outstanding votes cast at the Annual Meeting.

As of February 9, 2005, the date prior to the closing of the offering, the Company had 9,355,422 shares of Class A Common Stock outstanding (excluding shares held in treasury). Accordingly, 1,871,084 shares constituted 20% of the outstanding shares of Class A Common Stock. Therefore, the issuance of any shares in excess of 1,871,083 would trigger the 20% Rule. When taking into account the shares of Class A Common Stock that the Company may issue in payment of interest in lieu of cash, in addition to the 1,867,322 shares of Class A Common Stock initially issuable upon the conversion of the Convertible Debentures by the Company, the 20% Rule is triggered with respect to up to 453,175 shares of Class A Common Stock. Because the exercise price of the Convertible Debentures Warrants was not less than the market price when they were issued, the shares underlying the Convertible Debentures Warrants were not included in the calculation of 20% of the outstanding shares. Stockholder approval is required regarding the potential issuance of 453,175 shares of Class A Common Stock. In the event that stockholder approval is not obtained, the Company will not elect to issue shares of Class A Common Stock in payment of interest in lieu of cash, to the extent that shares in excess of the 1,871,083 shares described above would be required to be issued.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE ISSUANCE OF 453,175 SHARES OF THE COMPANY'S CLASS A COMMON STOCK IN CONNECTION WITH THE PRIVATE PLACEMENT OF CONVERTIBLE DEBENTURES CONVERTIBLE INTO SUCH COMMON STOCK.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who beneficially own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the Commission and to furnish the Company with copies of all such reports they file. Based on the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that none of its directors, executive officers or persons who beneficially own more than 10% of the Company's Common Stock failed to comply with Section 16(a) reporting requirements in the Company's Last Fiscal Year, except for the following: Mr. Mayo failed to timely file a Form 5 regarding four gifts made to his family members on March 31, 2005; Messrs. Butkovsky, Loffredo and Pflug failed to timely file a Form 4 regarding stock options granted to each of them on January 13, 2005; Messrs. Davidoff and Crotty failed to timely file a Form 4 regarding stock options granted to each of them on March 17, 2004; Messrs. Finlay and Clevenger failed to timely file two Form 4s regarding stock options granted to each of them on March 17, 2004 and July 1, 2004; and Mr. Clevenger failed timely file two Form 4s regarding stock options granted to him on March 17, 2004 and July 1, 2004. All of the foregoing late filings were inadvertent and promptly corrected after discovery of the reporting obligations.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

In connection with the execution of one of the Company's long-term real property leases, A. Dale Mayo, one of the Company's co-founders and the President and Chief Executive Officer, and Brett E. Marks, a co-founder and an executive officer and director of the Company, posted a letter of credit in the aggregate amount of $525,000 in June 2000. This letter of credit was reduced by one-third in each of the three successive years and terminated in June 2003. The Company reimbursed Messrs. Mayo and Marks for the issuance costs of approximately $10,000 for the letter of credit.

Wayne Clevenger and Matthew Finlay, two of the Company's directors, are directors of MidMark, which previously held all of the Company's outstanding Series A and Series B preferred stock and related contingent warrants. In connection with its purchase of shares of the Company's Series A and Series B preferred stock, the Company paid MidMark a $75,000 investment banking fee. In September 2003, the Company entered into an exchange agreement with MidMark, under which the Company agreed to issue 2,207,976 additional shares of Class A Common Stock to MidMark in exchange for all of the Company's outstanding shares of Series A and Series B preferred stock, including accrued dividends thereon, and through the exercise and exchange of certain warrants. Upon the IPO, MidMark
(i) converted all 8,202,929 shares of its Series A and Series B preferred stock into 1,640,585 shares of Class A Common Stock; (ii) exchanged warrants that were exercisable, subject to certain future conditions, for up to 951,041 shares of Class A Common Stock, for 320,000 shares of Class A Common Stock; (iii) exercised a warrant exercisable for up to 144,663 shares of Class A Common Stock (143,216 shares on a cashless-exercise basis); and (iv) accepted 104,175 shares of Class A Common Stock as payment of all accrued dividends on shares of Series A and Series B preferred stock held by such stockholder. The number of shares of Class A Common Stock issued as payment of accrued dividends was calculated at the offering price of $5.00. Additionally, MidMark also purchased $333,000 of one-year notes, which was repaid in April 2002, and was issued 6,902 of the one-year notes warrants. Each of these directors have been granted options to purchase 5,000 shares of the Company's Class A Common Stock. The Company paid MidMark a management fee of $50,000 per year until November 2003.

From March 2002 to August 2002, the Company borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, Mr. Mayo, Mr. Marks, CMNY, John L. O'Hara, a member of the Company's board of advisors, and several other investors in the aggregate principal amount of $3.175 million. From June 2003 to July 2003, the Company borrowed from, and issued five-year promissory notes (each bearing interest at 8% per year) to, Mr. O'Hara and several other investors in the aggregate principal amount of $1.23 million. In connection with these five-year notes, the Company granted to these investors ten-year warrants with an exercise price of $0.05 per share to purchase up to an aggregate of 440,500 shares of Class A Common Stock, which warrants were exercised before the completion of the IPO. Messrs. Mayo, Marks and O'Hara and CMNY have exercised all of the warrants attached to the five-year notes held by them and purchased an aggregate of 142,500 shares of Class A Common Stock. The net proceeds of the five-year note issuances were used to repay the one-year notes and to fund the Company's working capital requirements.

On March 24, 2004, pursuant to the Exchange Offer, the Company exchanged $2.5 million and $1.7 million aggregate principal amount of five-year promissory notes for shares of Class A Common Stock and for longer term 6% convertible notes, respectively. The Company issued 707,477 unregistered shares of Class A common stock and $1.7 aggregate principal amount of convertible notes convertible into a maximum of 308,225 shares of Class A Common Stock (i) at any time up to the maturity date at each holder's option or (ii) automatically on the date when the average closing price on the American Stock Exchange of the Class A Common Stock for 30 consecutive trading days has been equal to or greater than $12.00.

A. Dale Mayo and Brett E. Marks invested $250,000 and $125,000, respectively, in the Company's offering of one-year 8% notes and received warrants to purchase 4,601 and 2,301 shares, respectively, of Class A Common Stock at $0.05 per share. These notes were repaid prior to March 31, 2002. Messrs. Mayo and Marks invested $250,000 and $125,000, respectively, in the Company's offering of five-year 8% promissory notes and received warrants to purchase 25,000 and 12,500 shares, respectively, of Class A Common Stock at $0.05 per share. In September 2003, all of the warrants that were attached to the Company's one-year and five-year promissory notes held by Messrs. Mayo and Marks were exercised. In March 2004 Messrs. Mayo and Marks participated in the Exchange Offer and exchanged their 5-year notes and accrued interest totaling $382,000 for Convertible Notes, convertible into 67,713 shares of Class A Common Stock. As of March 31, 2004 and 2005, the principal due to these executive officers included in notes payable was $382,000.

Robert Davidoff, one of the Company's directors, is the general partner of CMNY Capital II, L.P., which holds 157,927 shares of Class A Common Stock, and a director of Sterling/Carl Marks Capital, Inc., which holds 51,025 shares of Class A Common Stock. CMNY Capital II, L.P. also invested $1 million in the Company's offering of one-year promissory notes, which was repaid in March 2002, and invested $1 million in the Company's offering of five-year promissory notes. The warrants attached to such one-year and five-year notes were exercised in August 2003 and are included in the share numbers above. Mr. Davidoff has also been granted options to purchase 9,000 shares of Class A Common Stock. In March 2004 CMNY Capital II, LP participated in the Exchange Offer and exchanged its five-year promissory notes and accrued interest totaling $1 million for Convertible Notes, convertible into 180,569 shares of Class A Common Stock. As of March 31, 2004 and 2005, the principal due to CMNY Capital II, L.P. of $1 million in each of those years, is included in notes payable.

Harvey Marks, a member of the Company's board of advisors, is the father of Brett E. Marks, one of the Company's founders and executive officers, and is a partner in an entity that has performed real estate services for the Company. Mr. Marks also has been granted options to purchase 41,025 shares of Class A Common Stock at a weighted average exercise price of $6.83 per share.

In the fiscal years ended March 31, 2003 and March 31, 2004, MidMark Investments, Inc., the operating company of MidMark, received $50,000 per year for management services rendered. Messrs. Clevenger and Finlay are the Managing Director and Vice President, respectively, of MidMark Investment, Inc.

In January 2003, the Board approved the purchase of two separate ten-year, term life insurance policies on the life of A. Dale Mayo. Each policy carries a death benefit of $5 million, and the Company is the beneficiary of each policy. Under one of the policies, however, the proceeds will be used to repurchase, after reimbursement of all premiums paid by the Company, some or all of the shares of the Company's capital stock held by Mr. Mayo's estate at the then-determined fair market value.

In connection with the Hollywood SW acquisition, the Company purchased all of the outstanding capital stock of Hollywood SW from its security holders, David Gajda and Robert Jackovich, on November 3, 2003. Messrs. Gajda and Jackovich have continued as executive officers of Hollywood SW under new employment agreements and have received an aggregate of 400,000 unregistered shares of the Company's Class A Common Stock, less 40,444 unregistered shares of Class A Common Stock that were issued to certain optionees of Hollywood SW.

Hollywood SW and Hollywood Media Center, LLC, a limited liability company that is 95% owned by David Gajda, one of the sellers of Hollywood SW, entered into a Commercial Property Lease, dated January 1, 2000, for 2,115 square feet of office space. The Company has assumed Hollywood SW's obligations under this lease pursuant to the acquisition, including the monthly rental payments of $2,335. The lease is currently a month-to-month tenancy with the same monthly rent. Mr. Gajda was President of Hollywood SW until March 2005 and was recently promoted to Senior Vice President of International Marketing of AccessIT. On May 1, 2004 an additional 933 square feet were rented on a month-to-month basis for monthly additional rental payments of $1,000.

In connection with Russell J. Wintner's employment arrangement with AccessDM, the Company paid Mr. Wintner a finder's fee of $25,000 during the fiscal year ended March 2004, in connection with his efforts related to the Hollywood SW acquisition.

In connection with the Managed Services acquisition, the Company purchased all of the outstanding capital stock of Managed Services from its sole security holder, Erik Levitt, on January 9, 2004. Mr. Levitt continued as an executive officer of Managed Services under a new employment agreement and as consideration for the sale of Managed Services capital stock, received $250,000 and 100,000 unregistered shares of Class A Common Stock.

On November 17, 2004, the Company, through its wholly-owned subsidiary, FiberSat Global Services, Inc. ("FiberSat"), acquired substantially all of the assets and certain specified liabilities of FiberSat Global Services, LLC ("Seller") from the Seller's members. One of the members has continued as an executive officer of FiberSat under a new employment agreement and has received 35,000 unregistered shares of Class A common stock as consideration for the sale of his shares of the Seller's capital stock. Also, the Company agreed to pay this executive an annual base salary of $175,000 which shall be increased five percent annually, plus a bonus, if and as determined in the sole discretion of FiberSat's board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of July 12, 2005, the Company's directors, executive officers and principal stockholders beneficially own, directly or indirectly, in the aggregate, approximately 47.1% of its outstanding Class A Common Stock and 100% of its Class B Common Stock. Class B Common Stock entitles the holder to ten votes per share of Class B Common Stock and Class A Common Stock entitles the holder to one vote per share of Class A Common Stock. In particular, A. Dale Mayo, the Company's President and Chief Executive Officer, beneficially owns 925,811 shares of Class B Common Stock and 55,411 shares of Class A Common Stock, which represent approximately 49.4% of the total voting power of the Company's outstanding Common Stock. These stockholders, and Mr. Mayo himself, will have significant influence over the Company's business affairs, with the ability to control matters requiring approval by the Company's stockholders, including the three proposals set forth in this Proxy Statement as well as approvals of mergers or other business combinations.

The following table sets forth as of July 15, 2005, certain information with respect to the beneficial ownership of the Common Stock as to (i) each person known by the Company to beneficially own more than five percent of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Company's Named Executives and (iv) all of the Company's directors and executive officers as a group.

                              CLASS A COMMON STOCK


                                                   SHARES BENEFICIALLY OWNED (a)
NAME (b)                                                    NUMBER       PERCENT
--------                                                    ------       -------
A. Dale Mayo.............................................   981,222 (c)     9.3%
Brett E. Marks............................................  556,134 (d)     5.8%
Kevin J. Farrell..........................................  305,000         3.2%
Gary S. Loffredo..........................................  139,998 (e)     1.4%
Jeff Butkovsky............................................   76,667 (f)        *
Brian Pflug...............................................   88,518 (g)        *
David Gajda...............................................  179,778         1.9%
Robert Davidoff, 40 Stoner Avenue, Great Neck, NY 11021...  394,522 (h)     4.0%
Gerald Crotty.............................................    3,000 (h)        *
James Weichert, 1625 State Route 10
Morris Plains, NJ 07950-2933..............................  531,588         5.6%
MidMark Equity Partners II, L.P., 177 Madison Avenue,
Morristown, NJ07960.......................................2,214,879 (i)    23.2%
Wayne L. Clevenger, c/o MidMark Equity Partners II, L.P.,
177 Madison Avenue, Morristown, NJ 07960..................2,218,212 (j)    23.2%
Matthew Finlay, c/o MidMark Equity Partners II, L.P., 177
Madison Avenue, Morristown, NJ 07960......................2,218,212 (k)    23.2%
All directors and executive officers as a group.......... 4,946,383        45.0%

--------------------
*    Less than 1%
(a) Applicable percentage of ownership is based on 9,556,857 shares of Class A common stock outstanding as of July 15, 2005 together with all applicable options, warrants and other securities convertible into shares of our Class A common stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class A common stock subject to options, warrants or other convertible securities exercisable within 60 days after July 15, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the named beneficial owner has the sole voting and investment power with respect to the shares shown.

(b) Unless otherwise indicated, the business address of each person named in the table is c/o Access Integrated Technologies, Inc., 55 Madison Avenue, Suite 300, Morristown, New Jersey 07960.

(c) Includes 825,811 shares of Class B common stock held by Mr. Mayo and 100,000 shares of Class B common stock held by Mr. Mayo's spouse. Mr. Mayo disclaims beneficial ownership of all 100,000 shares of Class B common stock held by Mr. Mayo's spouse. The holder of each share of class B common stock is entitled to ten votes per share. Including the voting rights of his shares of Class B common stock, Mr. Mayo may exercise up to 49.4% of the total voting power of our common stock. Each share of Class B common stock is convertible at any time at the holder's option into one share of Class A common stock.

(d)  Includes 35,906 shares of Class A common stock held by Mr. Marks' spouse.

(e) Includes 119,998 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(f) Includes 61,667 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(g) Includes 68,518 shares of Class A common stock underlying options that may be acquired upon exercise of such options.

(h) Represents 5,000 shares of Class A common stock underlying options that may be acquired upon exercise of such options; 157,927 shares owned by CMNY Capital II, L.P., for which Mr. Davidoff serves as a director; 51,025 shares owned by Sterling Equities/Carl Marks Capital, Inc., for which Mr. Davidoff serves as a director; and 180,570 shares into which a subordinated promissory note held by CMNY Capital II, L.P., is convertible. Other than the 5,000 shares first described, Mr. Davidoff disclaims beneficial ownership of such shares.

(i) Includes beneficial ownership by MidMark Advisors II, LLC, the general partner of MidMark Equity Partners II, L.P.

(j) Mr. Clevenger is a managing director of MidMark Equity Partners II, L.P. and a managing member of MidMark Advisors II, LLC. Represents 3,333 shares of Class A common stock underlying options that may be acquired upon exercise of such options; and 2,214,879 shares owned by MidMark Equity Partners II, L.P. Other than the 3,333 shares first described, Mr. Clevenger disclaims beneficial ownership of such shares.

(k) Mr. Finlay is a director of MidMark Equity Partners II, L.P. Represents 3,333 shares of Class A common stock underlying options that may be acquired upon exercise of such options and 2,214,879 shares owned by MidMark Equity Partners II, L.P. Other than the 3,333 shares first described, Mr. Finlay disclaims beneficial ownership of such shares.

                              CLASS B COMMON STOCK


                                                                                   SHARES BENEFICIALLY OWNED(A)
NAME AND ADDRESS                                                                 NUMBER            PERCENT OF CLASS
-----------------                                                                ------            ----------------
A. Dale  Mayo,  c/o Access  Integrated  Technologies,  Inc.,
55 Madison Avenue, Suite 300, Morristown, New Jersey 07960..........            925,811 (b)           100.0%
All directors and executive officers as a group (one person)........            925,811               100.0%

--------------------

(a) Applicable percentage of ownership is based on 925,811 shares of Class B Common Stock outstanding as of July 15, 2005 together with all applicable options, warrants and other securities convertible into shares of the Company's Class A Common Stock for such stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, and includes voting and investment power with respect to shares. Shares of Class B Common Stock subject to options, warrants or other convertible securities exercisable within 60 days after July 15, 2005 are deemed outstanding for computing the percentage ownership of the person holding such options, warrants or other convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(b) Includes 100,000 shares of Class B Common Stock held by Mr. Mayo's spouse. Mr. Mayo disclaims beneficial ownership of all 100,000 shares of Class B Common Stock held by Mr. Mayo's spouse. Each share of Class B Common Stock is convertible at any time at the holder's option into one share of Class A Common Stock.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board's Audit Committee ("Audit Committee") oversees the Company's financial reporting process on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements in the Company's Annual Report on Form 10-KSB, including a discussion of the acceptability of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

The Audit Committee reviewed and discussed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, the matters required to be discussed by SAS 61, as may be modified or supplemented, and their judgments as to the acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company, including receiving the written disclosures and letter from the independent auditors as required by the Independence Standards Board Standard No. 1, as may be modified or supplemented, and has considered the compatibility of any non-audit services with the auditors' independence.

The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board approved, that the audited financial statements be included in the Annual Report on Form 10-KSB for the year ended March 31, 2005 for filing with the SEC.



Respectfully submitted,


The Audit Committee of the Board of Directors

Matthew W. Finlay, Chairman
Wayne L. Clevenger
Robert Davidoff

THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR BE DEEMED "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP ("PwC") served as the Company's independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ended March 31, 2004. Eisner LLP ("Eisner") served as the independent registered public accounting firm to audit the Company's financial statements for the fiscal year ended March 31, 2005 and has been appointed to do so again for the fiscal year ending March 31, 2006. No representative of either PwC or Eisner will be present at the Annual Meeting.

On September 9, 2004, the Audit Committee of the Board dismissed PwC as the Company's independent registered public accounting firm and engaged Eisner as its new independent registered public accounting firm.

The audit reports of PwC on the Company's consolidated financial statements as of and for the fiscal years ended March 31, 2003 and March 31, 2004 did not contain any adverse opinion or disclaimer of opinion and were not modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended March 31, 2003 and March 31, 2004 and through September 9, 2004, there were no disagreements between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to PwC's satisfaction would have caused PwC to make reference thereto in its reports on the consolidated financial statements for such years.

No reportable events of the type described in Item 304(a)(1)(iv)(B) of Regulation S-B occurred during the fiscal years ended March 31, 2003 and March 31, 2004 and through September 9, 2004.

During the two fiscal years ended March 31, 2003 and March 31, 2004 and through September 9, 2004, the Company did not consult with Eisner on any matter that
(i) involved the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company's financial statements, in each case where written or oral advice was provided that was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv)(A) of Regulation S-B and the related instruction to Item 304 of Regulation S-B, or reportable information, as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-B.

PwC furnished the Company with a letter addressed to the SEC stating that it agrees with the above statements. A copy of PwC's letter was filed as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on September 14, 2004 to report this event.

The Company's Audit Committee has also adopted policies and procedures for pre-approving all non-audit work performed by PwC, for fiscal year ended March 31, 2004, and by Eisner for the fiscal year ended March 31, 2005. In determining whether to approve a particular audit or permitted non-audit service, the Audit Committee will consider, among other things, whether the service is consistent with maintaining the independence of the independent registered public accounting firm. The Audit Committee will also consider whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service to our Company and whether the service might be expected to enhance our ability to manage or control risk or improve audit quality. Specifically, the Audit Committee has pre-approved the use of Eisner for detailed, specific types of services within the following categories of non-audit services: acquisition due diligence and audit services; tax services; and reviews and procedures that the Company requests Eisner to undertake on matters not required by laws or regulations. In each case, the Audit Committee has required management to obtain specific pre-approval from the Audit Committee for any engagements.

The aggregate fees billed for professional services by PwC and Eisner for the fiscal years ended March 31, 2004 and March 31, 2005, respectively, for these various services were:

Type of Fees                     2004                 2005
                                 ----                 ----

(1) Audit Fees               $190,380             $160,107
(2) Audit-Related Fees         26,308                8,500
(3) Tax Fees                   15,875               32,600
(4) ALL OTHER FEES              1,400                    0
    --------------              -----                -----

Total                        $233,963             $201,207
                             ========             ========

In the above table, in accordance with the Securities and Exchange Commission's definitions and rules, "audit fees" are fees the Company paid PwC and Eisner for professional services for the audit of the Company's consolidated financial statements included in Form SB-2 and Form 10-KSB and review of consolidated financial statements included in Form SB-2 and Form 10-QSBs, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements for the fiscal years ended March 31, 2004 and 2005; "audit-related fees" are fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company's consolidated financial statements; "tax fees" are fees for tax compliance, tax advice and tax planning; and "all other fees" are fees for any services not included in the first three categories. 100% of the services set forth in sections (1) through (4) above were approved by the Audit Committee in accordance with its charter.

OTHER MATTERS

The Board knows of no other business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxy cards in accordance with their judgment on such matters.

BY ORDER OF THE BOARD OF DIRECTORS


---------------
A. Dale Mayo
PRESIDENT, CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD OF DIRECTORS


July 29, 2005

                      ACCESS INTEGRATED TECHNOLOGIES, INC.
                                      PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints A. Dale Mayo and Gary S. Loffredo, or either of them, with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of ACCESS INTEGRATED TECHNOLOGIES, INC. (the "Company") to be held on September 15, 2005 at 2:00 p.m., eastern time, and at any adjournment or adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and, in their discretion, upon such other matters as may come before the meeting. IF NO DIRECTION IS MADE, SHARES WILL BE VOTED FOR EACH OF THE PROPOSALS BELOW. In addition, the shares will be voted as the Board of Directors of the Company may recommend with respect to any other business as may properly come before the meeting or any adjournment thereof.

1. Election of eight (8) directors (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW)

         FOR all nominees listed to the          [__]         A. Dale Mayo
         right (except as marked to the                       Kevin J. Farrell
         contrary)                                            Gary S. Loffredo
                                                              Brett E. Marks
                                                              Wayne L. Clevenger
                                                              Gerald C. Crotty
                                                              Robert Davidoff
                                                              Matthew W. Finlay

         AGAINST, or ABSTAIN from, voting        [__]
         for all nominees listed to the right

2. Proposal to amend the Company's First Amended and Restated 2000 Stock Option Plan to increase the number of shares of Class A Common Stock available from the grant of options thereunder from 850,000 to 1,100,000.

          FOR                      AGAINST                   ABSTAIN
          [  ]                      [  ]                       [  ]

3. Proposal to approve the issuance of 453,175 shares of the Company's Class A Common Stock in connection with the private placement of Convertible Debentures convertible into such Common Stock.

          FOR                      AGAINST                   ABSTAIN
          [  ]                      [  ]                       [  ]

                    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
                    Dated: _________________, 2005

                    Signature: __________________________
                    Name: __________________________

I will [_] will not [_] attend the Meeting.

                    NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as an executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. Please date, sign and mail your Proxy Card in the envelope provided as soon as possible.

                                   APPENDIX A

                                 AMENDMENT NO. 3
                                       TO
                           FIRST AMENDED AND RESTATED
           ACCESS INTEGRATED TECHNOLOGIES, INC. 2000 STOCK OPTION PLAN

     AMENDMENT NO. 3, dated as of ____________, 2005 (this "Amendment"), to the First Amended and Restated 2000 Stock Option Plan (as amended, the "Plan") of Access Integrated Technologies, Inc., a Delaware corporation (the "Corporation").

     WHEREAS, the Corporation maintains the Plan, effective as of June 1, 2000; and

     WHEREAS, in order to provide the Corporation with the flexibility to be able to grant additional stock options to its employees, the Board of Directors of the Corporation deems it to be in the best interest of the Corporation and its stockholders to amend the Plan in order to increase the maximum number of shares of the Corporation's Class A Common Stock, par value $.001 per share, which may be issued and sold under the Plan from 850,000 shares to 1,100,000 shares.

     NOW, THEREFORE, BE IT RESOLVED the Plan is hereby amended as follows:

     1. The first sentence of Section 4.01 shall be revised and amended to read as follows:

     "The maximum number of shares authorized to be issued under the Plan and available for issuance as Options shall be 1,100,000 shares of Common Stock."

     2. This Amendment shall be effective as of the date first set forth above, which is the date that this Amendment was approved by a majority of the outstanding votes cast at the September 15 meeting of the holders of the Corporation's Class A Common Stock and Class B Common Stock.

     3. In all respects not amended, the Plan is hereby ratified and confirmed and remains in full force and effect.

                              ACCESS INTEGRATED TECHNOLOGIES, INC.


                              By:
                                 -----------------------------------------------
                                    A. Dale Mayo,
                                    President, Chief Executive Officer and
                                        Chairman of the Board of Directors